Exhibit 99.1

David Havlek

salesforce.com

Investor Relations

415-536-2171

dhavlek@salesforce.com

Jane Hynes

salesforce.com

Public Relations

415-901-5079

jhynes@salesforce.com

Salesforce.com Announces Fiscal First Quarter Results

First Enterprise Cloud Computing Company to Exceed $1.5 Billion Annual Revenue Run Rate

•	Record Quarterly Revenue of $377 Million, up 24% Year-Over-Year

•	Record Operating Cash Flow of $143 Million, rises 46% Year-Over-Year

•	Deferred Revenue of $665 Million, up 21% Year-Over-Year

•	Record 4,800 Net New Customers in Quarter

•	GAAP EPS of $0.13, down 13% Year-Over-Year

•	Non-GAAP EPS of $0.30 rises 7% Year-Over-Year

•	Company Raises FY11 Revenue Guidance to $1.545 Billion to $1.555 Billion

SAN FRANCISCO, Calif. – May 20, 2010 – Salesforce.com (NYSE: CRM), the enterprise cloud computing company, today announced results for its fiscal first quarter ended April 30, 2010.

“We are delighted to report that revenue grew 24% to propel salesforce.com past the $1.5 billion annual revenue run rate,” said Marc Benioff, chairman and CEO, salesforce.com. “Operating cash flow grew to a record $143 million, and we added 4,800 net new customers during the quarter, also a new record. It was an outstanding quarter for salesforce.com.”

Salesforce.com delivered the following results for the first quarter:

Revenue: Total Q1 revenue was $376.8 million, an increase of 24% on a year-over-year basis. Subscription and support revenues were $351 million, an increase of 24% on a year-over-year basis. Professional services and other revenues were $26 million, an increase of 13% on a year-over-year basis.

Earnings per Share: Q1 GAAP diluted earnings per share decreased 13% year-over-year to $0.13, while non-GAAP diluted earnings per share rose 7% year-over-year to $0.30. The company’s non-GAAP results exclude the effects of $26 million in stock-based compensation expense, approximately $2.5 million in amortization of purchased intangibles, and $5.5 million in non-cash interest expense related to the convertible senior notes. All EPS calculations are based on 132 million fully diluted shares outstanding during the quarter.

Customers: Net paying customers rose approximately 4,800 during the quarter to finish at approximately 77,300. Since April 30, 2009, the company has added approximately 18,000 net paying customers, an increase of roughly 30%.

Cash: Cash generated from operations for the fiscal first quarter was $143 million, up 46% year-over-year. Total cash, cash equivalents and marketable securities finished the quarter at $1.9 billion, an increase of approximately $918 million from the year prior including approximately $500 million in net proceeds from the company’s convertible senior note financing in January 2010.

Deferred Revenue: Deferred revenue on the balance sheet as of April 30, 2010 was $665 million, an increase of 21% on a year-over-year basis.

As of May 20, 2010, salesforce.com is initiating guidance for its second quarter, fiscal year 2011. For fiscal year 2011, the company is updating the guidance it provided on February 24, 2010.

Effect of Acquisitions on Guidance: On May 7, 2010, the company closed the acquisition of Jigsaw Data Corporation. The acquisition is expected to reduce both GAAP and non-GAAP EPS performance for fiscal year 2011 by approximately $0.20 and $0.11, respectively.

In addition, the company currently anticipates closing two small technology-related asset acquisitions in the second quarter that it currently anticipates will reduce fiscal year 2011 GAAP EPS by an estimated $0.03 and non-GAAP EPS by approximately $0.02.

Together, the accounting for the Jigsaw acquisition and anticipated asset acquisitions are expected to reduce fiscal second quarter EPS by approximately $0.07 on a GAAP basis, and approximately $0.03 on a non-GAAP basis. These amounts are reflected in the company’s guidance, which follows.

Q2 FY11 Guidance: Revenue for the company’s second quarter is projected to be in the range of approximately $381 million to approximately $383 million.

GAAP fully diluted EPS is expected to be in the range of approximately $0.07 to approximately $0.08, while non-GAAP fully diluted EPS in Q2 is expected to be in the range of approximately $0.26 to approximately $0.27. The company’s non-GAAP EPS estimate excludes the effects of stock-based compensation expense, expected to be approximately $28 million, amortization of purchased intangibles related to acquisitions, expected to be approximately $7 million, and non-cash interest expense related to the convertible senior notes, expected to be approximately $6 million. EPS estimates assume a GAAP tax rate of 43%, and a non-GAAP tax rate of 39%. All EPS estimates assume an average fully diluted share count of approximately 135 million shares.

Full Year FY11 Guidance: The company is raising its full fiscal year 2011 revenue guidance from the guidance previously provided on February 24, 2010. Revenue for the company’s full fiscal year 2011 is projected to be in the range of approximately $1.545 billion to approximately $1.555 billion.

For the company’s full fiscal year 2011, fully diluted GAAP EPS is expected to be in the range of approximately $0.38 to approximately $0.40, while fully diluted non-GAAP EPS is expected to be in the range of approximately $1.13 to approximately $1.15. The non-GAAP estimate excludes the effects of stock-based compensation expense, expected to be approximately $117 million, amortization of purchased intangibles related to acquisitions, expected to be approximately $25 million, and non-cash interest expense related to the convertible senior notes, expected to be approximately $23 million. For purposes of the full fiscal year 2011 GAAP and non-GAAP EPS calculation, the company is expecting an average diluted share count of approximately 136 million shares, a GAAP tax rate of approximately 41%, and a non-GAAP tax rate of approximately 38%.

The following is a per share reconciliation of GAAP diluted EPS to non-GAAP diluted EPS guidance:

	Fiscal 2011
	Q2’11	FY’11
GAAP diluted EPS Range	$0.07 - $0.08	$0.38 - $0.40
Plus
Amortization of purchased intangibles	0.05	0.18
Stock-based expense	0.21	0.86
Amortization of debt discount	0.04	0.17
Less
Income tax effect of certain Non-GAAP items	(0.11)	(0.46)

Non-GAAP diluted EPS	$0.26 - $0.27	$1.13 - $1.15

Shares used in computing diluted net income per share (millions)	135	136

Quarterly Conference Call

Salesforce.com will host a conference call to discuss its first quarter fiscal year 2011 results at 2:00 p.m. Pacific Time today. A live audio webcast of the conference call, together with detailed financial information, can be accessed through the company's Investor Relations Web site at http://www.salesforce.com/investor. In addition, an archive of the webcast can be accessed through the same link. Participants who choose to call in to the conference call can do so by dialing domestically 866-901-SFDC or 866-901-7332 and internationally at 706-902-1764. A replay will be available at (800) 642-1687 or (706) 645-9291, passcode 72289157, until midnight (ET) June 11, 2010.

About salesforce.com

Salesforce.com is the enterprise cloud computing company. Based on salesforce.com’s real-time, multitenant architecture, the company’s platform and CRM applications (http://www.salesforce.com/crm) have revolutionized the way companies collaborate and communicate with their customers, including:

•	The Sales Cloud, for sales force automation and contact management

•	The Service Cloud, for customer service and support solutions

•	Chatter, for social collaboration

•	The Force.com platform, for custom application development

•	The AppExchange, the world’s leading marketplace for enterprise cloud computing applications

Salesforce.com offers the fastest path to customer success with cloud computing. As of April 30, 2010, salesforce.com manages customer information for approximately 77,300 customers including Allianz Commercial, Dell, Japan Post, Kaiser Permanente, KONE, and SunTrust Banks.

Any unreleased services or features referenced in this or other press releases or public statements are not currently available and may not be delivered on time or at all. Customers who purchase salesforce.com applications should make their purchase decisions based upon features that are currently available. Salesforce.com has headquarters in San Francisco, with offices in Europe and Asia, and trades on the New York Stock Exchange under the ticker symbol “CRM.” For more information please visit http://www.salesforce.com, or call 1-800-NO-SOFTWARE.

###

Non-GAAP Financial Measures: This press release includes information about non-GAAP earnings per share and non-GAAP tax rates (collectively the “non-GAAP financial measures”). Non-GAAP earnings estimates exclude the impact of the following non-cash items: stock-based compensation, amortization of purchased intangibles, and the amortization of debt discount on the company’s convertible senior notes, as well as the tax consequences associated with these items. The purpose of the non-GAAP tax rate is to quantify the excluded tax consequences of the excluded expense items. These non-GAAP estimates are not measurements of financial performance prepared in accordance with U.S. generally accepted accounting principles. The method used to produce non-GAAP financial measures is not computed according to GAAP and may differ from the methods used by other companies. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with the company’s consolidated financial statements prepared in accordance with GAAP.

The primary purpose of these non-GAAP measures is to provide supplemental information that may prove useful to investors who wish to consider the impact of certain non-cash items on the company’s operating performance. Non-cash stock-based compensation, amortization of acquisition-related intangible assets, and the amortization of debt discount on the company’s convertible notes are being excluded from the company’s FY11 financial results because the decisions which gave rise to these expenses were not made to drive revenue in a particular period, but rather were made for the company’s long-term benefit over multiple periods. While strategic decisions, such as the decisions to issue stock-based compensation, to acquire a company, or to issue convertible senior notes, are made to further the company’s long-term strategic objectives and do impact the company’s income statement under GAAP measures, these items affect multiple periods and management is not able to change or affect these items within any particular period. As such, supplementing GAAP disclosure with non-GAAP disclosure using the non-GAAP measures provides management with an additional view of operational performance by excluding expenses that are not directly related to performance in any particular period, and management uses both GAAP and non-GAAP measures when planning, monitoring, and evaluating the company’s performance.

Secondarily, the majority of the company’s industry peers report non-GAAP operating results that exclude certain non-cash or non-recurring items. Management believes that the provision of supplemental non-GAAP information will enable a more complete comparison of the company’s relative performance.

Specifically, management is excluding the following items from its non-GAAP EPS for Q1 and its estimated non-GAAP estimates for Q2 and FY2011:

•

Stock-Based Expenses: The company’s compensation strategy is to use stock-based compensation to attract and retain key employees and executives. It is principally aimed at aligning their interests with those of our stockholders and at long-term employee retention, rather than to motivate or reward operational performance for any particular period. Thus, stock-based compensation expense varies for reasons that are generally unrelated to operational decisions and performance in any particular period.

•

Amortization of Purchased Intangibles: The company views amortization of acquisition-related intangible assets, such as the amortization of an acquired company’s research and development efforts, customer lists and customer relationships, as items arising from pre-acquisition activities. These are costs that are determined at the time of an acquisition. While it is continually viewed for impairment, amortization of the cost is a static expense, one that is typically not affected by operations during any particular period.

•

Amortization of Debt Discount: Under GAAP, certain convertible debt instruments that may be settled in cash (or other assets) on conversion are required to be separately accounted for as liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer’s non-convertible debt borrowing rate. Accordingly, for GAAP purposes we are required to recognize imputed interest expense on the company’s $575 million of 0.75% convertible subordinated notes that were issued in a private placement in January 2010. The imputed interest is at a rate of approximately 5.9%. The difference between the imputed interest expense and the coupon interest expense is excluded from management’s assessment of the company’s operating performance because management believes that this is not indicative of ongoing operating performance and because it is a non-cash expense. Management believes that the exclusion of the non-cash interest expense provides investors an enhanced view of the company’s operational performance.

•	Income Tax Effects: The company’s estimated non-GAAP effective tax rate is lower than the estimated GAAP effective tax rate due to the exclusion of the expense items described above.

###

“Safe harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements about expected GAAP revenue and GAAP and non-GAAP earnings per share for the second fiscal quarter of 2011 and the full fiscal year, and the company’s expected tax rates, stock-based compensation expenses, amortization expenses, and shares outstanding, the achievement of which involve risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, the company’s results could differ materially from the results expressed or implied by the forward-looking statements we make.

The risks and uncertainties referred to above include – but are not limited to – the possibility that the company does not consummate certain acquisitions that we currently anticipate, that such acquisitions will be on different terms or have different accounting implications than the company currently anticipates, or that the company will consummate other acquisitions not currently anticipated, as well as risks associated with possible fluctuations in the company’s financial and operating results, rate of growth and anticipated revenue run rate; errors, interruptions or delays in the company’s service or the company’s Web hosting; breaches of the company’s security measures; the financial impact of any future acquisitions; the nature of the company’s business model; the company’s ability to continue to release, and gain customer acceptance of, new and improved versions of the company’s service; successful customer deployment and utilization of the company’s existing and future services; changes in the company’s sales cycle; competition; various financial aspects of the company’s subscription model; unexpected increases in attrition or decreases in new business; the emerging market in which we operate; unique aspects of entering or expanding in international markets, the company’s ability to hire, retain and motivate employees and manage the company’s growth; changes in the company’s customer base; technological developments; regulatory developments; settlements, including the patent litigation with Microsoft; unanticipated changes in the company’s effective tax rate; and fluctuations in the number of shares we have outstanding, the price of such shares, foreign currency exchange rates, interest rates, and general developments in the economy, financial markets, and credit markets.

Further information on these and other factors that could affect the company’s financial results is included in the reports on Forms 10-K, 10-Q and 8-K and in other filings we make with the Securities and Exchange Commission from time to time, including the company’s Form 10-Q that will be filed for the quarter ended April 30, 2010 and our Form 10-K filed for the fiscal year ended January 31, 2010. These documents are available on the SEC Filings section of the Investor Information section of the company’s website at www.salesforce.com/investor.

Salesforce.com, inc. assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Copyright (c) 2010 salesforce.com, inc. All rights reserved. Salesforce and the “no software” logo are registered trademarks of salesforce.com, inc., and salesforce.com owns other registered and unregistered trademarks. Other names used herein may be trademarks of their respective owners.

salesforce.com, inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

	Three Months Ended April 30,
	2010	2009
Revenues:
Subscription and support	$350,712	$281,768
Professional services and other	26,101	23,156

Total revenues	376,813	304,924

Cost of revenues (1):
Subscription and support	44,057	37,028
Professional services and other	27,524	24,772

Total cost of revenues	71,581	61,800

Gross profit	305,232	243,124

Operating expenses (1):
Research and development	40,122	31,584
Marketing and sales	175,867	138,267
General and administrative	56,193	43,150

Total operating expenses	272,182	213,001

Income from operations	33,050	30,123
Investment income	7,875	4,530
Interest expense	(7,060)	(208)
Other income (expense)	(1,973)	371

Income before provision for income taxes and noncontrolling interest	31,892	34,816
Provision for income taxes	(12,016)	(15,823)

Consolidated net income	19,876	18,993
Less: Net income attributable to noncontrolling interest	(2,131)	(557)

Net income attributable to salesforce.com	$17,745	$18,436

Basic net income per share attributable to salesforce.com common shareholders	$0.14	$0.15

Diluted net income per share attributable to salesforce.com common shareholders	$0.13	$0.15

Shares used in computing basic net income per share	128,032	123,206

Shares used in computing diluted net income per share	132,251	125,349

(1) Amounts include stock-based expenses, as follows:

Cost of revenues	$3,074	$3,156
Research and development	4,102	3,084
Marketing and sales	12,210	9,942
General and administrative	7,082	5,481

salesforce.com, inc.

Condensed Consolidated Statements of Operations

As a percentage of total revenues:

(Unaudited)

	Three Months Ended April 30,
	2010	2009
Revenues:
Subscription and support	93%	92%
Professional services and other	7	8

Total revenues	100	100

Cost of revenues:
Subscription and support	12	12
Professional services and other	7	8

Total cost of revenues	19	20

Gross profit	81	80

Operating expenses:
Research and development	10	10
Marketing and sales	47	46
General and administrative	15	14

Total operating expenses	72	70

Income from operations	9	10
Investment income	2	1
Interest expense	(2)	0
Other income (expense)	(1)	0

Income before provision for income taxes and noncontrolling interest	8	11
Provision for income taxes	(3)	(5)

Consolidated net income	5	6
Less: Net income attributable to noncontrolling interest	0	0

Net income attributable to salesforce.com	5%	6%

Stock-based expenses as a percentage of total revenues, as follows:
Cost of revenues	1%	1%
Research and development	1	1
Marketing and sales	3	3
General and administrative	2	2

salesforce.com, inc.

Condensed Consolidated Balance Sheets

(in thousands)

	April 30, 2010	January 31, 2010
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$690,794	$1,011,306
Short-term marketable securities	260,958	230,659
Accounts receivable, net	183,612	320,956
Deferred commissions	46,215	47,388
Deferred income taxes	36,315	40,116
Prepaid expenses and other current assets	45,858	55,734

Total current assets	1,263,752	1,706,159

Marketable securities, noncurrent	949,796	485,083
Fixed assets, net	86,710	89,711
Deferred commissions, noncurrent	29,132	28,140
Deferred income taxes, noncurrent	34,181	27,579
Capitalized software, net	35,050	34,809
Goodwill	47,749	48,955
Other assets, net	41,727	39,765

Total assets	$2,488,097	$2,460,201

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$13,133	$14,791
Accrued expenses and other current liabilities	171,612	194,738
Income taxes payable	5,901	8,424
Deferred revenue	647,454	690,177

Total current liabilities	838,100	908,130

0.75% Convertible senior notes due 2015, net	455,649	450,198
Income taxes payable, noncurrent	17,101	17,551
Long-term lease liabilities and other	11,805	13,485
Deferred revenue, noncurrent	17,075	14,171

Total liabilities	1,339,730	1,403,535

salesforce.com stockholders’ equity:
Common stock	129	127
Additional paid-in capital	1,010,005	938,544
Accumulated other comprehensive gain (loss)	70	(1,430)
Retained earnings	124,306	106,561

Total stockholders’ equity controlling interest	1,134,510	1,043,802

Total stockholders’ equity noncontrolling interest	13,857	12,864

Total salesforce.com stockholders’ equity	1,148,367	1,056,666

Total liabilities and stockholders’ equity	$2,488,097	$2,460,201

salesforce.com, inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Three Months Ended April 30,
	2010	2009
Operating activities:
Consolidated net income	$19,876	$18,993
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	14,505	12,145
Amortization of debt discount	5,451	0
Amortization of deferred commissions	19,489	14,946
Expenses related to stock-based awards	26,468	21,663
Excess tax benefits from employee stock plans	(9,288)	(9,448)
Changes in assets and liabilities:
Accounts receivable, net	138,951	120,686
Deferred commissions	(19,308)	(10,869)
Prepaid expenses and other current assets	9,939	(3,127)
Other assets	(1,439)	(2,801)
Accounts payable	(1,658)	(622)
Accrued expenses and other current liabilities	(23,584)	(31,450)
Income taxes	3,600	12,513
Deferred revenue	(39,819)	(44,653)

Net cash provided by operating activities	143,183	97,976

Investing activities:
Purchase of subsidiary stock	(1,273)	0
Changes in marketable securities	(495,943)	(242,638)
Capital expenditures	(12,190)	(13,428)

Net cash used in investing activities	(509,406)	(256,066)

Financing activities:
Proceeds from the exercise of stock options	37,516	9,168
Excess tax benefits from employee stock plans	9,288	9,448
Principal payments on capital lease obligations	(1,918)	(1,248)

Net cash provided by financing activities	44,886	17,368

Effect of exchange rate changes	825	(1,407)

Net decrease in cash and cash equivalents	(320,512)	(142,129)

Cash and cash equivalents, beginning of period	1,011,306	483,834

Cash and cash equivalents, end of period	$690,794	$341,705

Supplemental cash flow disclosure:
Cash paid (received) during the period for:
Income taxes, net of tax refunds	$(5,513)	$4,283

salesforce.com, inc.

Additional Metrics

(Unaudited)

	Apr 30, 2010	Jan 31, 2010	Oct 31, 2009	Jul 31, 2009	Apr 30, 2009	Jan 31, 2009
Full Time Equivalent Headcount	4,106	3,969	3,814	3,653	3,607	3,566

Financial data (in thousands):
Cash, cash equivalents and marketable securities	$1,901,548	$1,727,048	$1,070,092	$1,030,406	$983,824	$882,565
Deferred revenue, current and noncurrent	$664,529	$704,348	$545,435	$549,010	$549,373	$594,026

	Three Months Ended April 30,
	2010	2009
Revenues by geography (in thousands):
Americas	$259,284	$220,650
Europe	66,842	51,602
Asia Pacific	50,687	32,672

	$376,813	$304,924

As a percentage of total revenues:

Revenues by geography:
Americas	69%	72%
Europe	18	17
Asia Pacific	13	11

	100%	100%

salesforce.com, inc.

GAAP RESULTS RECONCILED TO NON-GAAP RESULTS

The following table reflects selected salesforce.com GAAP results reconciled to non-GAAP results

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended April 30,
	2010	2009
Income from operations
GAAP income from operations	$33,050	$30,123
Plus:
Amortization of purchased intangibles (b)	2,504	2,859
Stock-based expenses (c)	26,468	21,663

Non-GAAP income from operations	$62,022	$54,645

Non-operating income (a)
GAAP non-operating income	$(1,158)	$4,693
Plus: Amortization of debt discount	5,451	0

Non-GAAP non-operating income	$4,293	$4,693

Net income attributable to salesforce.com
GAAP net income attributable to salesforce.com	$17,745	$18,436
Plus:
Amortization of purchased intangibles	2,504	2,859
Stock-based expenses	26,468	21,663
Amortization of debt discount	5,451	0
Less:
Income tax effect of Non-GAAP items	(12,219)	(7,520)

Non-GAAP net income attributable to salesforce.com	$39,949	$35,438

Diluted earnings per share
GAAP diluted earnings per share	$0.13	$0.15
Plus:
Amortization of purchased intangibles	0.02	0.02
Stock-based expenses	0.20	0.17
Amortization of debt discount	0.04	0
Less:
Income tax effect of Non-GAAP items	(0.09)	(0.06)

Non-GAAP diluted earnings per share attributable to salesforce.com	$0.30	$0.28

Shares used in computing diluted net income per share	132,251	125,349

a)	Non-operating income consists of investment income, interest expense and other, net
b)	Amortization of purchased intangibles were as follows:

	Three Months Ended April 30,
	2010	2009
Cost of revenues	$1,678	$2,018
Marketing and sales	826	841

	$2,504	$2,859

c)	Stock-based expenses were as follows:

	Three Months Ended April 30,
	2010	2009
Cost of revenues	$3,074	$3,156
Research and development	4,102	3,084
Marketing and sales	12,210	9,942
General and administrative	7,082	5,481

	$26,468	$21,663

salesforce.com, inc.

COMPUTATION OF BASIC AND DILUTED GAAP AND NON-GAAP NET INCOME PER SHARE

The following reflects the calculation of Basic and Diluted Net Income Per Share

(amounts in thousands, except per share data)

	Three Months Ended April 30,
	2010	2009

GAAP Basic Net Income Per Share

Net income attributable to salesforce.com	$17,745	$18,436

Basic net income per share attributable to salesforce.com common stockholders	$0.14	$0.15

Shares used in computing basic net income per share attributable to salesforce.com common stockholders	128,032	123,206

	Three Months Ended April 30,
	2010	2009

Non-GAAP Basic Net Income Per Share

Non-GAAP net Income attributable to salesforce.com	$39,949	$35,438

Basic Non-GAAP net income per share attributable to salesforce.com common stockholders	$0.31	$0.29

Shares used in computing basic net income per share attributable to salesforce.com common stockholders	128,032	123,206

	Three Months Ended April 30,
	2010	2009

GAAP Diluted Net Income Per Share

Net Income attributable to salesforce.com	$17,745	$18,436

Diluted net income per share attributable to salesforce.com common stockholders	$0.13	$0.15

Shares used in computing diluted net income per share attributable to salesforce.com common stockholders	132,251	125,349

	Three Months Ended April 30,
	2010	2009

Non-GAAP Diluted Net Income Per Share

Non-GAAP net income attributable to salesforce.com	$39,949	$35,438

Diluted Non-GAAP net income per share attributable to salesforce.com common stockholders	$0.30	$0.28

Shares used in computing diluted net income per share attributable to salesforce.com common stockholders	132,251	125,349